Exhibit 10.2

SHORT OCCUPANCY AGREEMENT

THIS AGREEMENT made this 31th day of August, 2015.

BETWEEN:

Cynapsus Therapeutics., (The Tenant)

A Company Incorporated under the laws of the Province of Ontario

OF THE FIRST PART

AND

IMAGES LIFE MEDIA INC., (The Landlord)

A Company Incorporated under the laws of the Province of Ontario

OF THE SECOND PART

The Tenant hereby agrees to Lease from the Landlord the hereinafter described premises on the following terms and conditions:

1.	THE PREMISES

The tenant agrees to Lease from the Landlord the back portion of the premises in the building being municipally known as 828 RICHMOND STREET WEST, entire lower level- Suite 100, in the City of Toronto, Province of Ontario (the “Building”) As outlined in attached Schedule A, with use of the common area, and upon and subject to the terms and conditions hereinafter set forth.

2.	TERM

To have and to hold the Premises for a term of 1 year commencing September 9th, 2015, expiring September 30th, 2016.

3.	DEPOSIT

Tenant and Landlord acknowledge that Landlord will be holding last months rent as security deposit.

4.	RENT

The Tenant shall pay to the Landlord an annual rent throughout the Term payable in equal consecutive monthly installments on the first day of each day and every month, as follows:

TERM	RENTAL Per sq.ft.	MONTHLY	ANNUALLY
Sep 9/15 to Sept. 30/16	N/A	$5,440.00	$65,280.00

5.	ALLOCATION OF OTHER COSTS

In addition to Rent, the Tenant shall pay to the Landlord or directly to the provider the following:

(a)	Harmonized Sales Taxes (HST) and/or any other taxes or assessment imposed in connection with the payment of Rent hereunder or Tenant Business.
(b)	Janitorial services, upkeep and repairs of premises.
(c)	2 parking spaces #8 and #9 at monthly rent rate of $250.00

6.	TENANT’S IMPROVEMENTS

During the term of the Lease, the Landlord and the Tenant hereby agree that title to additions and improvements shall be and remain with the Landlord, except for fixtures, furniture and equipments deemed property of the Tenant.

7.	GROSS LEASE

The Landlord and Tenant agree that this under this Agreement the Tenants shall be responsible for the payment of Rent, costs provided for in paragraph 5, and such costs or expenses which may have been caused by the neglect or abuse of the Tenant, its employee or agents.

8.	LANDLORD’S WORK – TENANT’S WORK and POSSESSION

The Tenant acknowledges agreeing to pay for leasehold improvements as outlined below:

$27, 500.00 For leasehold improvements already completed plus HST.

9.	RIGHT TO ACCESS

The Tenant covenants and agrees to allow Landlord or its agents to access Premises or any part thereof for all reasonable and just cause including inspections, repairs and maintenance.

10.	USE

The Premises shall be used by the Tenant for the purpose of Studio and Offices.

11.	LANDLORD’S REPAIRS

Landlord shall pay cost of repairs to HVAC systems, roof, building and structure.

Notwithstanding the above noted provision, the Landlord shall not be responsible for repairs or replacements resulting from any act or omission of the Tenant or its employees or agents.

12.	SIGNAGE

The Tenant may print or place its name, at own cost, on entranceways or window.

13.	DEMOLITION AND RENEWAL

Tenant acknowledges that Landlord, at any time after October 1st, 2015, has the right to redevelop and/or demolish Building, in which case, upon being provided with Three (3) months written notice, the Tenant agrees to terminate its tenancy and provide vacant possession of premises without leave and Landlord shall have any further obligations or liability with Tenant.

If Landlord should elect NOT to demolish building, Tenant shall have the right to renew this Occupancy Agreement, until such time as Landlord may decide to complete such demolition, but not longer than three (3) years. Term and Rental shall then be agreed from time to time between Landlord and Tenant in accordance to prevailing rental rate for similar properties in area.

14.	RIGHT OF RE-ENTRY

The Landlord my re-enter the Premises for any of the following defaults of the tenant; for non-payment of rent, for non performance of covenants, or for insolvency of Tenant.

15.	SUCCESSORS

This Occupancy Agreement and everything herein contained shall bind the successors, heirs and assigns of the parties hereto.

16.	ENTIRE AGREEMENT

There are no covenants, representations, agreements, warranties or conditions in any way relating to the subject matter except those set forth in this Occupancy Agreement.

17.	ACCEPTANCE

IN WITNESS WHEREOF the Tenant and the Landlord hereto have agreed to the terms of this Occupancy Agreement and have hereunto caused this document to be executed this 31st August, 2015.

SIGNED, SEALED AND DELIVERED

/s/ Andrew Williams

Cynapsus Therapeutics., (Tenant)

 /s/ John Henriques

Images Life Media Inc.,. (Landlord)